Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-4 and the related prospectus and proxy statement of our report dated March 14, 2024, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Norwood Financial Corp., appearing in the prospectus and proxy statement contained in this registration statement.

We also consent to the reference to us under the heading “Experts” in the prospectus and proxy statement, which is part of this registration statement.

Cranberry Township, Pennsylvania

September 19, 2025

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH

2009 Mackenzie Way • Suite 340	161 Washington Street • Suite 200	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	Conshohocken, PA 19428	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia